                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-58311, 333-34645, 333-77793, 333-88671,
333-95883, 333-36982, 333-51856, 333-60500 and 333-81128), and in the
Registration Statements on Form S-8 (Nos. 333-113436, 333-04717, 333-34711,
333-50391, 333-92905 and 333-89764), of ProxyMed, Inc. of our report dated March 25, 2004 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 30, 2004